Exhibit 99.1

CONTACT:

Tere Miller

Vice President, Corporate Communications

760-741-2111 ext. 177

REALTY INCOME ANNOUNCES RECORD

FOURTH QUARTER AND YEAR-END 2006 OPERATING RESULTS

ESCONDIDO, CALIFORNIA, February 14, 2007...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the fourth quarter and year ended December 31, 2006.

COMPANY HIGHLIGHTS:

For the quarter ended December 31, 2006 (as compared to the same quarterly period in 2005):

•      Revenue increased 29.2% to $69.1 million

•      Funds from Operations (FFO) available to common stockholders increased 25.1% to $44.9 million

•      FFO per diluted common share increased 7.0% to $0.46 per share

•      Net income available to common stockholders per diluted common share was $0.29 per share

•      Portfolio occupancy increased to 98.7%

•      Same store rents increased 1.1% to $44.5 million

•      Invested $510.8 million in 240 additional properties

•      Issued 6.9 million shares of common stock raising gross proceeds of $182.2 million

•      Issued $220 million of 6.75% Monthly Income Class E Perpetual Preferred shares

•      Dividends paid per share increased 8.9%

•                  Increased the monthly dividend for the 37th consecutive quarter in December to an annual amount of $1.518 per share

For the year ended December 31, 2006 (as compared to 2005):

•      Revenue increased 22.5% to $240.1 million

•      FFO available to common stockholders increased 20.2% to $155.8 million

•      FFO per diluted common share increased 6.8% to $1.73 per share

•      Net income available to common stockholders per diluted common share was $1.11 per share

•      Same store rents increased 0.7% to $175.3 million

•      Invested $769.9 million in 378 additional properties

•                  Raised gross proceeds of approximately $919 million in common stock, preferred stock and bond offerings

•      Dividends paid per share increased 6.8%

•      Paid the 437th consecutive monthly dividend in December 2006

Financial Results

Revenue Increases

Realty Income’s revenue for the fourth quarter ended December 31, 2006, increased 29.2% to $69.1 million as compared to $53.5 million for the same period in 2005.

Revenue, for the year ended December 31, 2006, increased 22.5% to $240.1 million as compared to $196.0 million for the same period in 2005.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended December 31, 2006, was $28.4 million as compared to $25.5 million for the same period in 2005. On a diluted per common share basis, net income for the quarter decreased to $0.29 per share as compared to $0.31 per share for the same period in 2005.

Net income available to common stockholders, for the year ended December 31, 2006, was $99.4 million as compared to $89.7 million for the same period in 2005. On a diluted per common share basis, net income for 2006 decreased to $1.11 per share as compared to $1.12 per share in 2005.

The calculation to determine net income for a real estate company includes gains from the sale of investment properties and impairments. Net income can be significantly impacted by property sales and impairments, which vary from quarter to quarter.

During the fourth quarter of 2006, income from continuing operations available to common stockholders was $0.29 per diluted common share as compared to $0.26 per diluted common share for the same period in 2005.

During 2006, income from continuing operations available to common stockholders was $1.05 per diluted common share as compared to $0.99 per diluted common share in 2005.

Funds from Operations (FFO) Available to Common Stockholders

FFO, for the fourth quarter ended December 31, 2006, increased 25.1% to $44.9 million as compared to $35.9 million for the same period in 2005. FFO per diluted common share increased 7.0% to $0.46 per share, for the quarter ended December 31, 2006, as compared to $0.43 per share for the same period in 2005. FFO per diluted common share before Crest’s contribution, for the quarter ended December 31, 2006, increased 9.5% to $0.46 per share as compared to $0.42 per share for the same period in 2005. For a calculation of FFO before Crest’s contribution, see pages 6 and 7. Crest Net Lease, Inc. (Crest) is a wholly-owned subsidiary of Realty Income.

FFO, for the year ended December 31, 2006, increased 20.2% to $155.8 million as compared to $129.6 million in 2005. FFO per diluted common share increased 6.8% to $1.73 per share as compared to $1.62 per share in 2005. FFO per diluted common share before Crest’s contribution, for the year ended December 31, 2006, increased 8.9% to $1.72 per share as compared to $1.58 per share in 2005.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. (See the reconciliation of net income available to common stockholders to FFO on page 7).

Dividend Information

In December 2006, Realty Income announced the 37th consecutive quarterly increase and the 42nd increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The amount of the monthly dividend paid during the quarter increased 8.9% to $0.378 per share from $0.347 per share for the same period in 2005.

During 2006, Realty Income paid twelve monthly dividends and increased the monthly dividend five times. The amount of monthly dividends paid per share, for the year ended December 31, 2006, increased 6.8% to $1.437 per share as compared to $1.346 per share in 2005. Through December 31, 2006, the Company has paid 437 consecutive monthly dividends and continues its 37-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of December 31, 2006, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 1,955 properties located in 48 states, leased to 103 retail chains doing business in 29 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.9 years.

Portfolio Management Activities

The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of December 31, 2006, portfolio occupancy was 98.7% with only 26 properties available for lease out of 1,955 properties in the portfolio.

Rent Increases

Same store rents on 1,421 properties under lease, during the entire three months ended December 31, 2006 and 2005, increased 1.1% to $44.5 million from $44.0 million in 2005. Same store rents on the same 1,421 properties under lease during the entire years ended December 31, 2006 and 2005 increased 0.7% to $175.3 million compared to $174.0 million in 2005.

Property Acquisitions

During the fourth quarter, Realty Income and Crest invested $510.8 million in 240 new properties and properties under development. Realty Income invested $407.6 million in 189 new properties and properties under development with an initial average contractual lease yield of 8.6%. The 189 new properties acquired by Realty Income are located in 24 states and are 100% leased under net-lease agreements with an initial average lease length of 18.8 years. They are leased to five different retail chains in four separate industries.

For the year ended December 31, 2006, Realty Income and Crest invested $769.9 million in 378 new properties and properties under development. Realty Income invested $656.7 million in 322 new properties and properties under development with an initial average contractual lease yield of 8.6%. The 322 new properties acquired by Realty Income are located in 30 states and are 100% leased under net-lease agreements with an initial average lease length of 16.7 years. They are leased to 16 different retail chains in 11 separate industries.

Realty Income maintains a $300 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. There was no outstanding balance on the Company’s acquisition credit facility at the end of 2006 and $300 million is available to fund new property acquisitions.

Property Dispositions

Realty Income continued to execute its core portfolio asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio or increase the average lease length.

During the fourth quarter ended December 31, 2006, Realty Income did not sell any properties.

During 2006, Realty Income sold 13 properties for $10.7 million, which resulted in a gain on sales of $3.0 million.

Other 2006 Activities

Issued 5.2 Million Common Shares

In March 2006, Realty Income issued 5.2 million shares of common stock priced at $24.39 per share, generating gross proceeds from the offering of approximately $127 million.

Redeemed $110 Million of 7-¾% Notes Due May 2007

In September 2006, Realty Income redeemed all of its outstanding $110 million, 7-¾%, unsecured notes due May 2007. The Notes were redeemed at a redemption price equal to 100% of the principal amount of the 2007 Notes, plus accrued and unpaid interest to the redemption date, as well as a make-whole payment.

Issued $275 Million of 5.95% 10-Year Senior Unsecured Notes

Also in September 2006, Realty Income issued $275 million of 5.95% senior unsecured notes due 2016. The public offering price for the notes was 99.74% of the principal amount for an effective yield of 5.985%. The securities are rated BBB+ by Fitch Ratings, Baa2 by Moody’s Investors Service and BBB by Standard & Poor’s Ratings Group

Issued 4.715 Million Common Shares

Also in September 2006, Realty Income completed a common stock offering of 4.715 million shares of common stock priced at $24.32 per share, generating gross proceeds of approximately $115 million.

Issued 6.9 Million Common Shares

In October 2006, Realty Income issued 6.0 million shares of common stock priced at $26.40 per share, generating gross proceeds of approximately $158 million. In conjunction with this offering, in November 2006, Realty Income issued an additional 900,000 shares of common stock priced at $26.40 per share which generated gross proceeds of approximately $24 million.

Issued 8.8 Million Monthly Income Class E Preferred Shares

In December 2006, the Company issued 8.8 million shares of 6.75% Monthly Income Class E perpetual preferred stock, generating gross proceeds of $220 million.

Crest Net Lease

Crest is focused on acquiring and subsequently marketing net-leased properties for sale. During the quarter ended December 31, 2006, Crest sold four properties for $5.6 million and reported a gain on sale of $479,000. Crest also invested $103.2 million in 51 new properties during the fourth quarter.

For the year ended December 31, 2006, Crest sold 13 properties for $22.4 million and reported a gain on sales of $2.2 million. During this same period, Crest invested $113.2 million in 56 new properties and properties under development. As of December 31, 2006, Crest carried an inventory of $137.5 million, which consists of 60 properties that are held for sale.

Crest’s contribution to Realty Income’s FFO depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the fourth quarter ended December 31, 2006, Crest did not generate FFO (and net income) for Realty Income as compared to $1.1 million, or $0.01 per diluted common share, in FFO (and net income) for the same period in 2005. For the year ended December 31, 2006, Crest generated $1.4 million, or $0.02 per diluted common share, in FFO (and net income) for Realty Income as compared to $2.8 million, or $0.03 per diluted common share, in FFO (and net income) for Realty Income for the same period in 2005. ( See page 7 for a calculation of “Contributions by Crest to FFO”).

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, stated, “The Monthly Dividend Company® ended the fourth quarter and 2006 with record operating results.

“Increases in property acquisitions, total revenue and Funds from Operations allowed us to raise the dividend again in the fourth quarter, for a total of five increases during the year, which led to an increase in dividends paid in 2006 of 6.8%, as compared to 2005. We are pleased to have been able to continue to offer shareholders a source of dependable monthly income that has increased over time.

“Property acquisitions substantially exceeded our expectations during the fourth quarter and for 2006 and were primarily responsible for our increases in financial results across the board. For the year ended December 31, 2006, Realty Income and Crest, combined, acquired 378 properties for $769.9 million. The initial average lease rate for properties acquired during 2006 was 8.6%, which continued to represent an attractive spread over our cost of capital. The initial average lease term on properties acquired during 2006 was 17.1 years.

“We were also pleased with our ability to access capital quickly to permanently fund these property acquisitions. Activities in this area also represented a record for the Company. During 2006, we raised approximately $919 million in attractively priced permanent capital from the gross proceeds of common stock, preferred stock and bond offerings.

“While we are very pleased with the level of property acquisitions and record access to capital in 2006, we do not believe that investors should perceive these levels of activity as a trend that can be projected into the future. The Company will continue to adhere to its strict due diligence and underwriting standards that guide the review and decision-making process for every potential real estate acquisition opportunity. As always, acquisition opportunities will be required to meet these standards in order to be included in Realty Income’s real estate portfolio. During 2006, the Company’s Investment Committee reviewed over $5.0 billion of potential real estate acquisitions and acquired 378 properties for $769.9 million, or about 15% of the opportunities reviewed for acquisition. We anticipate that the level of investment opportunities we review and the amount that meet our criteria for purchase will vary from year to year.

“Our real estate portfolio of 1,955 properties continues to perform very well and provide the dependable lease revenue that supports the payment of monthly dividends. During 2006, the portfolio exhibited stable occupancy, ending the year with 98.7% of our properties occupied in comparison to 98.5% at the end of 2005. We believe this excellent performance is due to our continued focus on acquiring properties that are primarily leased to retailers that sell basic human needs goods and services that consumers use every day and our detailed underwriting process.”

FFO Commentary

Realty Income’s FFO per diluted common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per diluted common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2007 Estimates

Management estimates that FFO per diluted common share for 2007 should range from $1.82 to $1.86, which would represent annual FFO per diluted common share growth of approximately 5.2% to 7.5% over 2006 FFO of $1.73. This represents an increase from our previous guidance for 2007 FFO per share growth of $1.81 to $1.85. FFO for 2007 is based on an estimated net income per diluted common share range of $1.13 to $1.17, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.73 and potential gain on sales of investment properties of $0.04 per share.

Management further estimates that Crest could contribute between $0.04 to $0.07 per share to Realty Income’s FFO during 2007. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide estimates of quarterly FFO amounts. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2007 have not changed.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of December 31, 2006, the Company had paid 437 consecutive monthly dividends throughout its 38-year operating history. The monthly income is supported by the cash flows from over 1,950 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, whether the announced pending acquisitions are completed, local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors:

Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html

CONSOLIDATED STATEMENTS OF INCOME

For the three months and years ended December 31, 2006 and 2005

(dollars in thousands, except per share amounts)

	Three Months Ended 12/31/06	Three Months Ended 12/31/05	Year Ended 12/31/06	Year Ended 12/31/05
REVENUE
Rental	$68,193	$53,446	$238,058	$195,666
Other	946	46	2,042	354
	69,139	53,492	240,100	196,020
EXPENSES
Interest	13,706	11,869	51,363	40,949
Depreciation and amortization	16,557	13,133	59,492	46,206
General and administrative	4,856	3,493	17,539	15,421
Property	1,007	1,006	3,339	3,731
Income taxes	189	210	747	813
Provisions for impairment	—	—	—	151
Loss on extinguishment of debt	—	—	1,555	—

	36,315	29,711	134,035	107,271

Income from continuing operations	32,824	23,781	106,065	88,749
Income (loss) from discontinued operations:
Real estate acquired for resale by Crest	(113)	1,086	1,402	2,781
Real estate held for investment	(15)	2,961	3,314	7,589
	(128)	4,047	4,716	10,370

Net income	32,696	27,828	110,781	99,119
Preferred stock cash dividends	(4,310)	(2,351)	(11,362)	(9,403)

Net income available to common stockholders	$28,386	$25,477	$99,419	$89,716

Funds from operations available to common stockholders (FFO)	$44,901	$35,863	$155,799	$129,647

Per share information for common stockholders, basic and diluted:
Income from continuing operations	$0.29	$0.26	$1.05	$0.99
Net income	$0.29	$0.31	$1.11	$1.12

FFO, basic: (1)
FFO before Crest contribution	$0.46	$0.42	$1.72	$1.59
Crest Net Lease	$0.00	$0.01	$0.02	$0.03
Total FFO	$0.46	$0.43	$1.74	$1.62

FFO, diluted:(1)
FFO before Crest contribution	$0.46	$0.42	$1.72	$1.58
Crest Net Lease	$0.00	$0.01	$0.02	$0.03
Total FFO	$0.46	$0.43	$1.73	$1.62

Cash dividends paid	$0.378	$0.347	$1.437	$1.346

(1)             The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

	Three Months Ended 12/31/06	Three Months Ended 12/31/05	Year Ended 12/31/06	Year Ended 12/31/05

Net income available to common stockholders	$28,386	$25,477	$99,419	$89,716
Depreciation and amortization:
Continuing operations	16,557	13,133	59,492	46,206
Discontinued operations	8	103	116	458
Depreciation of furniture, fixtures & equipment	(50)	(39)	(192)	(142)
Gain on sales of investment properties:
Continuing operations	—	(5)	—	(18)
Discontinued operations	—	(2,806)	(3,036)	(6,573)

Funds from operations available to common stockholders	$44,901	$35,863	$155,799	$129,647

Dividends paid to common stockholders	$37,062	$29,031	$129,667	$108,575

FFO in excess of dividends	$7,839	$6,832	$26,132	$21,072

FFO per common share:
Basic	$0.46	$0.43	$1.74	$1.62
Diluted	$0.46	$0.43	$1.73	$1.62
Weighted average number of common shares used for computation per share:
Basic	98,070,774	83,005,569	89,766,714	79,950,255
Diluted	98,194,875	83,163,283	89,917,554	80,208,593

CONTRIBUTIONS BY CREST TO FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

Crest acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest as held for sale at the date of acquisition and do not depreciate them. The operations of Crest’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 12/31/06	Three Months Ended 12/31/05	Year Ended 12/31/06	Year Ended 12/31/05
Gain on sales of real estate acquired for resale	$479	$930	$2,219	$3,291
Rental revenue	2,074	1,003	5,080	2,085
Interest expense	(1,533)	(509)	(3,708)	(1,139)
General and administrative expense	(213)	(44)	(440)	(453)
Property expenses	(17)	(1)	(67)	(60)
Provisions for impairment	(880)	—	(1,188)	—
Income taxes	(23)	(293)	(494)	(943)
Funds from operations contributed by Crest	$(113)	$1,086	$1,402	$2,781

Crest FFO per common share, basic and diluted	$0.00	$0.01	$0.02	$0.03
Total FFO	$44,901	$35,863	$155,799	$129,647
Less FFO contributed by Crest	113	(1,086)	(1,402)	(2,781)
FFO before Crest contribution	$45,014	$34,777	$154,397	$126,866
FFO before Crest contribution per common share:
Basic	$0.46	$0.42	$1.72	$1.59
Diluted	$0.46	$0.42	$1.72	$1.58

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains on sales of investment property and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended December 31,	2006	2005	2004	2003	2002

Net income available to common stockholders	$28,386	$25,477	$24,312	$25,056	$17,679
Depreciation and amortization	16,515	13,197	10,428	9,149	8,088
Gain on sales of investment properties	—	(2,811)	(5,948)	(2,900)	(903)

Total FFO	$44,901	$35,863	$28,792	$31,305	$24,864

Total FFO per diluted share	$0.46	$0.43	$0.36	$0.42	$0.36

Total FFO	$44,901	$35,863	$28,792	$31,305	$24,864
Less FFO contributed by Crest	113	(1,086)	(598)	(4,121)	(807)
FFO before Crest contribution	$45,014	$34,777	$28,194	$27,184	$24,057

FFO components, per diluted share:(1)
FFO before Crest’s contribution	$0.46	$0.42	$0.36	$0.36	$0.34
Crest FFO contribution	$0.00	$0.01	$0.01	$0.06	$0.01

Total FFO	$0.46	$0.43	$0.36	$0.42	$0.36

Cash dividends paid per share	$0.378	$0.347	$0.328	$0.298	$0.291
Diluted shares outstanding	98,194,875	83,163,283	79,383,964	74,575,552	69,856,588

For the year ended December 31,

Net income available to common stockholders	$99,419	$89,716	$90,168	$76,722	$68,954
Depreciation and amortization	59,416	46,522	40,741	33,800	31,091
Gain on sales of investment properties	(3,036)	(6,591)	(12,728)	(7,156)	(6,506)

Total FFO	$155,799	$129,647	$118,181	$103,366	$93,539

Total FFO per diluted share	$1.73	$1.62	$1.50	$1.45	$1.38

Total FFO	$155,799	$129,647	$118,181	$103,366	$93,539
Less FFO contributed by Crest	(1,402)	(2,781)	(7,847)	(4,588)	(2,748)
FFO before Crest contribution	$154,397	$126,866	$110,334	$98,778	$90,791

FFO components, per diluted share:(1)
FFO before Crest contribution	$1.72	$1.58	$1.40	$1.39	$1.34
Crest FFO contribution	$0.02	$0.03	$0.10	$0.06	$0.04

Total FFO	$1.73	$1.62	$1.50	$1.45	$1.38

Cash dividends paid per share	$1.437	$1.346	$1.241	$1.181	$1.151
Diluted shares outstanding	89,917,554	80,208,593	78,598,788	71,222,628	67,976,314

(1)                The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2006 and 2005

(dollars in thousands, except per share amounts)

	2006	2005
ASSETS
Real estate, at cost:
Land	$958,770	$746,016
Buildings and improvements	1,785,203	1,350,140
	2,743,973	2,096,156
Less accumulated depreciation and amortization	(396,854)	(341,193)

Net real estate held for investment	2,347,119	1,754,963
Real estate held for sale, net	137,962	47,083
Net real estate	2,485,081	1,802,046
Cash and cash equivalents	10,573	65,704
Accounts receivable	5,953	5,044
Goodwill	17,206	17,206
Other assets	27,695	30,988

Total assets	$2,546,508	$1,920,988

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$15,096	$10,121
Accounts payable and accrued expenses	27,004	20,391
Other liabilities	8,416	9,562
Line of credit payable	—	136,700
Notes payable	920,000	755,000

Total liabilities	970,516	931,774

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 and 5,100,000 shares issued and outstanding in 2006 and 2005, respectively	337,781	123,804
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 100,746,226 and 83,696,647 issued and outstanding in 2006 and 2005, respectively	1,540,365	1,134,300
Distributions in excess of net income	(302,154)	(268,890)

Total stockholders’ equity	1,575,992	989,214

Total liabilities and stockholders’ equity	$2,546,508	$1,920,988

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue (1)
	For the Quarter	For the Years Ended
Industries	Ended Dec. 31, 2006	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002	Dec 31, 2001
Apparel stores	2.3%	1.7%	1.6%	1.8%	2.1%	2.3%	2.4%
Automotive collision services	1.2	1.3	1.3	1.0	0.3	—	—
Automotive parts	2.7	2.8	3.4	3.8	4.5	4.9	5.7
Automotive service	5.4	6.9	7.6	7.7	8.3	7.0	5.7
Automotive tire services	6.2	6.1	7.2	7.8	3.1	2.7	2.6
Book stores	0.2	0.2	0.3	0.3	0.4	0.4	0.4
Business services	*	0.1	0.1	0.1	0.1	0.1	0.1
Child care	8.9	10.3	12.7	14.4	17.8	20.8	23.9
Consumer electronics	1.0	1.1	1.3	2.1	3.0	3.3	4.0
Convenience stores	14.1	16.1	18.7	19.2	13.3	9.1	8.4
Crafts and novelties	0.3	0.4	0.4	0.5	0.6	0.4	0.4
Drug stores	2.8	2.9	2.8	0.1	0.2	0.2	0.2
Entertainment	1.4	1.6	2.1	2.3	2.6	2.3	1.8
Equipment rental services	0.2	0.2	0.4	0.3	0.2	—	—
Financial services	0.1	0.1	0.1	0.1	—	—	—
General merchandise	0.8	0.6	0.5	0.4	0.5	0.5	0.6
Grocery stores	0.8	0.7	0.7	0.8	0.4	0.5	0.6
Health and fitness	4.1	4.3	3.7	4.0	3.8	3.8	3.6
Home furnishings	2.8	3.1	3.7	4.1	4.9	5.4	6.0
Home improvement	4.2	3.4	1.1	1.0	1.1	1.2	1.3
Motor vehicle dealerships	3.4	3.4	2.6	0.6	—	—	—
Office supplies	1.2	1.3	1.5	1.6	1.9	2.1	2.2
Pet supplies and services	0.9	1.1	1.3	1.4	1.7	1.7	1.6
Private education	0.8	0.8	0.8	1.1	1.2	1.3	1.5
Restaurants	17.8	11.9	9.4	9.7	11.8	13.5	12.2
Shoe stores	—	—	0.3	0.3	0.9	0.8	0.7
Sporting goods	2.6	2.9	3.4	3.4	3.8	4.1	0.9
Theaters	9.4	9.6	5.2	3.5	4.1	3.9	4.3
Travel plazas	0.3	0.3	0.3	0.4	0.3	—	—
Video rental	1.8	2.1	2.5	2.8	3.3	3.3	3.7
Other	2.3	2.7	3.0	3.4	3.8	4.4	5.2
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*Less than 0.1%

(1)                Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the initial lease term expirations (excluding extension options) on our 1,923 net leased, single-tenant and certain other retail properties as of December 31, 2006 (dollars in thousands):

Lease Expiration Schedule

	Total Portfolio			Initial Expirations (3)			Subsequent Expirations (4)
Year	Total Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended 12/31/06(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 12/31/06	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 12/31/06	% of Total Rental Revenue
2007	139	$2,624	4.0%	92	$1,795	2.7%	47	$829	1.3%
2008	117	2,568	3.9	63	1,551	2.4	54	1,017	1.5
2009	107	2,330	3.5	33	789	1.2	74	1,541	2.3
2010	74	2,680	4.1	36	2,011	3.1	38	669	1.0
2011	81	3,175	4.8	46	1,672	2.5	35	1,503	2.3
2012	47	1,407	2.1	43	1,354	2.0	4	53	0.1
2013	75	3,411	5.1	67	3,196	4.8	8	215	0.3
2014	48	1,996	3.0	36	1,755	2.6	12	241	0.4
2015	90	1,968	3.0	65	1,409	2.2	25	559	0.8
2016	112	1,823	2.8	111	1,796	2.7	1	27	0.1
2017	23	1,638	2.5	19	1,570	2.4	4	68	0.1
2018	23	1,068	1.6	23	1,068	1.6	—	—	—
2019	94	4,651	7.0	93	4,457	6.7	1	194	0.3
2020	82	3,200	4.8	80	3,167	4.8	2	33	*
2021	145	5,977	9.0	144	5,240	7.9	1	737	1.1
2022	97	2,597	3.9	95	2,597	3.9	2	—	—
2023	233	6,453	9.7	232	6,427	9.7	1	26	*
2024	59	1,851	2.8	59	1,851	2.8	—	—	—
2025	68	6,317	9.5	64	6,254	9.4	4	63	0.1
2026	182	6,810	10.3	180	6,771	10.2	2	39	0.1
2027	12	440	0.7	12	440	0.7	—	—	—
2028	5	95	0.1	5	95	0.1	—	—	—
2030	2	240	0.4	2	240	0.4	—	—	—
2033	3	357	0.5	3	357	0.5	—	—	—
2034	2	230	0.4	2	230	0.4	—	—	—
2037	2	325	0.5	2	325	0.5	—	—	—
2043	1	13	*	—	—	—	1	13	*

Totals	1,923	$66,244	100.0%	1,607	$58,417	88.2%	316	$7,827	11.8%

*Less than 0.1%

(1)                Excludes six multi-tenant properties and 26 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)                Includes rental revenue of $8 from properties reclassified to discontinued operations and excludes revenue of $1,957 from six multi-tenant properties and from 26 vacant unleased properties at December 31, 2006.

(3)                Represents leases to the initial tenant of the property that are expiring for the first time.

(4)                Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of December 31, 2006 (dollars in thousands):

Geographic Diversification

				Rental Revenue
			Approximate	For the Quarter	Percentage of
	Number of	Percent	Leasable	Ended Dec 31,	Rental
State	Properties	Leased	Square Feet	2006 (1)	Revenue
Alabama	61	98%	422,900	$1,255	1.8%
Alaska	2	100	128,500	271	0.4
Arizona	71	100	344,500	1,989	2.9
Arkansas	15	100	94,500	1,041	1.5
California	61	98	1,101,900	3,929	5.8
Colorado	47	96	418,200	1,776	2.6
Connecticut	16	100	245,600	1,019	1.5
Delaware	15	100	27,700	316	0.5
Florida	151	99	1,374,600	5,509	8.1
Georgia	127	99	910,700	3,430	5.0
Idaho	14	100	91,900	369	0.5
Illinois	62	100	769,200	3,501	5.1
Indiana	46	96	471,500	1,878	2.8
Iowa	19	100	138,600	391	0.6
Kansas	29	90	562,200	947	1.4
Kentucky	22	95	111,500	600	0.9
Louisiana	32	100	186,600	757	1.1
Maryland	25	100	230,000	1,197	1.8
Massachusetts	37	100	203,100	999	1.5
Michigan	20	100	158,300	573	0.8
Minnesota	21	100	359,200	1,278	1.9
Mississippi	70	96	353,800	1,317	1.9
Missouri	61	98	634,800	1,919	2.8
Montana	2	100	30,000	77	0.1
Nebraska	17	100	190,100	608	0.9
Nevada	15	100	191,000	849	1.3
New Hampshire	10	100	95,400	383	0.6
New Jersey	25	100	194,500	1,440	2.1
New Mexico	7	100	53,300	159	0.2
New York	28	96	419,400	2,022	3.0
North Carolina	60	100	433,000	1,874	2.8
North Dakota	5	100	31,900	68	0.1
Ohio	109	100	704,900	2,671	3.9
Oklahoma	24	100	133,300	552	0.8
Oregon	19	100	294,800	842	1.2
Pennsylvania	84	100	521,500	2,449	3.6
Rhode Island	1	100	3,500	29	*
South Carolina	59	100	250,700	1,531	2.3
South Dakota	7	100	18,300	76	0.1
Tennessee	126	100	607,800	2,816	4.1
Texas	202	98	2,274,700	9,480	13.9
Utah	6	83	35,100	96	0.1
Vermont	1	100	2,500	22	*
Virginia	67	100	485,900	2,497	3.7
Washington	37	100	243,900	751	1.1
West Virginia	2	50	23,200	30	0.0
Wisconsin	17	94	157,400	600	0.9
Wyoming	1	100	4,200	18	*
Totals/Average	1,955	99%	16,740,100	$68,201	100.0%

* Less than 0.1%

(1)                Includes rental revenue for all properties owned by Realty Income at December 31, 2006, including revenue from properties reclassified to discontinued operations of $8.